Exhibit 32.2

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT
October 25, 2018
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Ladies and Gentlemen:
The certification set forth below is being submitted in connection with the Quarterly Report on Form 10-Q of NBCUniversal Media, LLC (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.
Brian L. Roberts, the Principal Executive Officer and Michael J. Cavanagh, the Principal Financial Officer of NBCUniversal Media, LLC, each certifies that, to the best of his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of NBCUniversal Media, LLC.

/s/ BRIAN L. ROBERTS
Name: Brian L. Roberts
Title: Principal Executive Officer

/s/ MICHAEL J. CAVANAGH
Name: Michael J. Cavanagh
Title: Principal Financial Officer